Exhibit 99.1

DASAN Zhone Solutions Reports Second Quarter 2020 Financial Results

•	Net revenues - $70.5 million
•	GAAP net loss - ($0.2 million)
•	Non-GAAP net income - $2.0 million
•	Adjusted EBITDA - $3.2 million
•	Cash and cash equivalents - $38.0 million
•	GAAP gross margin - 33.7%
•	Charlie Vogt announced as President, CEO and member of Board of Directors on August 3, 2020

Plano, Texas, August 5, 2020 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI, the "Company" or “DZS”), a leading enabler of the emerging hyper-connected, hyper-broadband world, today reported results for the second quarter of 2020.

Selected Financial Information

	Three Months Ended			Six Months Ended
Key Financial Results	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	($ in millions)
Net revenue	$70.5	$47.5	$83.7	$118.0	$157.8
GAAP Net income (loss) attributable to DZS	(0.2)	(8.8)	2.4	(8.9)	0.8
Non-GAAP Net income (loss) attributable to DZS(1)	2.0	(5.4)	4.8	(3.4)	5.6
Adjusted EBITDA(1)	3.2	(4.8)	6.7	(1.6)	8.5
Cash and cash equivalents at quarter end	38.0	26.4	56.4	38.0	56.4

Quarterly data may not sum to full year data due to rounding.

(1) Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables attached to this release.

Management Commentary

"We continued to advance our strategic growth initiatives and produced healthy financial results for the second quarter of 2020, despite a challenging operating environment due to COVID-19", said Yung Kim, retiring CEO of DZS. “It has been a privilege to lead DZS for the past four years and to help transform the company into what it is today - a global provider of leading-edge access, 5G transport, and enterprise communications platforms. I look forward to watching an exciting and promising next chapter for DZS.”

Second Quarter 2020 Financial Results

Net revenue for the second quarter of 2020 was $70.5 million, a 15.7% decrease year-over-year from $83.7 million in the prior year period, primarily due to the global slowdown associated with the COVID-19 pandemic. Revenues were positively impacted by new business with top tier customers focused on the next generation of fiber and wireless access solutions.

GAAP gross profit margin for the second quarter of 2020 was 33.7%, compared to 33.2% in the second quarter of 2019. Adjusted gross profit margin for the second quarter of 2020 was 34.4%, compared to 34.2% in the second quarter of 2019.

GAAP net loss attributable to DZS for the second quarter of 2020 totaled $(0.2) million, or $(0.01) per diluted share compared to GAAP net income attributable to DZS of $2.4 million, or $0.13 per diluted share, in the same period last year. Non-GAAP net income attributable to DZS for the second quarter of 2020 totaled $2.0 million, or $0.09 per diluted share, compared to non-GAAP net income attributable to DZS of $4.8 million, or $0.26 per diluted share, in the year ago quarter.

GAAP operating expenses for the second quarter of 2020 were $22.0 million compared to $24.8 million in the same quarter last year as the Company benefited from recent cost-cutting initiatives.  Adjusted operating expenses for the second quarter of 2020 were $20.4 million compared to $23.3 million in the comparable year ago period.

Adjusted EBITDA for the second quarter of 2020 totaled $3.2 million and the Adjusted EBITDA margin was 4.6%. This compares to Adjusted EBITDA of $6.7 million, or 8.0% Adjusted EBITDA margin, in the same year-ago period.

Total cash and cash equivalents (excluding restricted cash) as of June 30, 2020 were $38.0 million, compared to $26.4 million as of March 31, 2020.

Business Outlook

DZS’s business outlook is based on current expectations. The following statements are forward-looking, and actual results can differ materially and adversely from those expressed below. Actual results will be impacted by market conditions and those factors described below under “Forward-Looking Statements” and in the sections entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent filings with the U.S. Securities and Exchange Commission. Accordingly, undue reliance should not be placed on these projections.

Due to the variability in the macro environment brought on by COVID-19, the Company’s full year financial results cannot be reasonably estimated at this time.

Third Quarter 2020 Guidance

	Q3 2020
	Low	High
	($ in millions)
Net revenue	$74.0	$79.0
Adjusted Gross margin %(1)	31.5%	32.5%
Adjusted Operating expenses(1)	24.0	23.0
Adjusted EBITDA(1)	(0.5)	2.5

(1) Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables attached to this release.

Non-GAAP Financial Measures

To supplement DZS's consolidated financial statements presented in accordance with GAAP, DZS reports Adjusted Cost of Revenue, Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Operating Income (Loss), Adjusted (Non-GAAP) Net Income attributable to DZS (including on a per share basis), EBITDA, and Adjusted EBITDA, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of DZS's past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses and gains that DZS believes are not indicative of core operating results. Further, each of these are non-GAAP measures of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate these metrics differently than DZS does. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP.

DZS defines Adjusted Cost of Revenue as GAAP Cost of Revenue plus or minus (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core product cost, such as, inventory step-up amortization, any of which may or may not be recurring in nature. We believe Adjusted Cost of Revenue provides the investor more accurate information regarding the actual cost of our products and services, excluding the impact of cost of revenue that are not routine components of our core product cost, for better comparability of our cost of revenue between periods and to other companies.

DZS defines Adjusted Gross Profit as GAAP Gross Profit plus or minus (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as, inventory step-up amortization, any of which may or may not be recurring in nature. We believe Adjusted Gross Profit provides the investor more accurate information regarding our core profit margin on sales, excluding the impact of cost of revenue that are not routine components of our core product cost, for better comparability of gross profit margin between periods and to other companies.

DZS defines Adjusted Operating Expenses as GAAP Operating Expenses plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition costs, purchase price adjustment, goodwill impairment, impairment of long-lived assets or loss on debt extinguishment, restructuring and other charges, any of which may or may not be recurring in nature. We believe Adjusted Operating Expenses provides the investor more accurate information regarding our core operating expenses, which include research and development costs, selling, general and administrative costs, and amortization of intangible assets, excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.

DZS defines Adjusted Operating Income (Loss) as GAAP Operating Income (Loss) plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition costs, purchase price adjustment, goodwill impairment, impairment of long-lived assets or loss on debt extinguishment, restructuring and other charges, any of which may or may not be recurring in nature. We believe Adjusted Operating Income (Loss) provides the investor more accurate information regarding our core operating income (loss), excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.

DZS defines Non-GAAP Net Income (Loss) attributable to DZS as GAAP Net Income (Loss) plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition costs, inventory step-up amortization, purchase price adjustment, goodwill impairment, impairment of long-lived assets or loss on debt extinguishment, restructuring and other charges, any of which may or may not be recurring in nature. We believe Non-GAAP Net Income (Loss) attributable to DZS provides the investor more accurate information regarding our core income, excluding the impact of charges that are not routine components of our core product cost or core operating expenses, for better comparability between periods and to other companies.

DZS defines EBITDA as net income (loss) plus or minus (as applicable) (i) interest expense, net, (ii) income tax (benefit) provision, and (iii) depreciation and amortization. DZS defines Adjusted EBITDA as EBITDA plus or minus (as applicable) (i) stock-based compensation, and (ii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as merger and acquisition transaction costs, inventory step-up amortization, purchase price adjustment, goodwill impairment, gain or (loss) on sale of assets, impairment of long-lived assets or loss on debt extinguishment, any of which may or may not be recurring in nature. DZS believes that EBITDA and Adjusted EBITDA are useful measures because they provide supplemental information to assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance, as well as in assessing the sustainable cash-generating ability of the business. In addition, DZS believes these measures are of importance to investors and lenders in assessing the Company’s overall capital structure and its ability to borrow additional funds.

A reconciliation of EBITDA and Adjusted EBITDA to each of their respective most directly comparable GAAP measure for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019 and for the six months ended June 30, 2020 and June 30, 2019 is included at the end of the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below. Reconciliations of the other Non-GAAP measures included herein to their respective most directly comparable GAAP measures are provided in the section below entitled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Guidance”.

Conference Call

DZS management will hold a conference call today (August 5, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results. A question and answer session will follow management’s presentation.

U.S. dial-in number: 877-742-9182

International number: +1-602-563-8857

Conference ID: 5666023

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 13, 2020.

Toll-free replay number: 855-859-2056

International replay number: +1-404-537-3406

Replay ID: 5666023

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995.  These

statements reflect the beliefs and assumptions of the Company’s management as of the date hereof.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross profit, costs or other financial items (including non-GAAP measures) in future periods are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

About DASAN Zhone Solutions, Inc.

Dasan Zhone Solutions, Inc. (NASDAQ: DZSI) is a global provider of leading-edge access, 5G transport, and enterprise communications platforms that enable the emerging hyper-connected, hyper-broadband world. Over 1200 service providers, operators, and enterprises in over 120 countries globally have leveraged DZS innovation, open solutions, and agility to arm themselves with the network resources and deployment freedom they need to lead in their markets and deliver an unrivaled communications experience. With manufacturing based in the USA and Germany, and engineering, service and support centers of excellence spread across the globe, DZS is positioned to bring next-generation technologies and world-class solutions to service providers and enterprises who are poised to transform, compete and win.

DASAN Zhone Solutions, the DZS logo, and all DZS product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

Contacts

DZS
Blair King, Vice President Finance
Tel: 510-777-7386
E: ir@dasanzhone.com

DZS Strategic Communications
Matt Glover or Charlie Schumacher

Tel: 949-574-3860
E: dzsi@gatewayir.com

- FINANCIAL TABLES FOLLOW -

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

($ in thousands, except per share data)

	For the Quarters Ended			For the Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net revenue	$70,532	$47,480	$83,664	$118,012	$157,753
Cost of revenue	46,764	31,485	55,882	78,249	105,101
Gross profit	23,768	15,995	27,782	39,763	52,652
Operating expenses:
Research and product development	8,362	9,600	9,430	17,962	19,614
Selling, general and administrative	13,303	13,617	14,929	26,920	29,968
Amortization of intangible assets	371	372	470	743	942
Total operating expenses	22,036	23,589	24,829	45,625	50,524
Operating income (loss)	1,732	(7,594)	2,953	(5,862)	2,128
Interest income	14	70	62	84	150
Interest expense	(414)	(643)	(1,244)	(1,057)	(2,115)
Loss on debt extinguishment	-	(1,369)	-	(1,369)	-
Other income (expense), net	(650)	760	1,345	110	1,573
Income (loss) before income taxes	682	(8,776)	3,116	(8,094)	1,736
Income tax (benefit) provision	838	(5)	732	833	809
Net income (loss)	(156)	(8,771)	2,384	(8,927)	927
Net income (loss) attributable to non-controlling interest	-	-	(24)	-	157
Net income (loss) attributable to DASAN Zhone Solutions, Inc.	$(156)	$(8,771)	$2,408	$(8,927)	$770

Earnings (loss) per share attributable to DASAN Zhone Solutions, Inc.:
Basic	$(0.01)	$(0.41)	$0.13	$(0.42)	$0.04
Diluted	$(0.01)	$(0.41)	$0.13	$(0.42)	$0.04
Weighted average shares outstanding:
Basic	21,529	21,474	18,166	21,502	17,384
Diluted	21,529	21,474	18,482	21,502	17,710

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(156)	$(8,771)	$2,384	$(8,927)	$927
Interest expense, net	400	573	1,182	973	1,965
Income tax (benefit) provision	838	(5)	732	833	809
Depreciation and amortization	1,293	1,256	1,350	2,549	2,767
EBITDA	$2,375	$(6,947)	$5,648	$(4,572)	$6,468
Stock-based compensation	868	782	811	1,650	1,636
Merger and acquisition costs	-	-	-	-	337
Loss on debt extinguishment	-	1,369	-	1,369	-
Inventory step-up amortization	-	-	201	-	402
Bargain purchase gain on acquisition	-	-	-	-	(334)
Adjusted EBITDA	$3,243	$(4,796)	$6,660	$(1,553)	$8,509

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

($ in thousands)

	June 30,	December 31,
Assets	2020	2019
Current Assets
Cash, cash equivalents and restricted cash	$47,182	$33,393
Accounts receivable, net	89,178	96,865
Other receivables	9,482	8,124
Inventories	48,232	35,439
Contract assets	11,767	16,680
Prepaid expenses and other current assets	5,451	4,185
Total current assets	211,292	194,686
Property, plant and equipment, net	7,281	6,769
Right-of-use assets from operating leases	19,371	20,469
Goodwill	3,977	3,977
Intangible assets, net	10,838	12,381
Deferred tax assets	2,105	1,622
Other assets	5,039	6,243
Total assets	$259,903	$246,147

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$43,124	$38,427
Short-term debt	29,144	17,484
Other payables	1,568	3,278
Contract liabilities	5,233	3,567
Operating lease liabilities	4,268	4,201
Accrued and other liabilities	11,861	12,844
Total current liabilities	95,198	79,801
Long-term debt	27,688	19,033
Contract liabilities	2,959	3,230
Operating lease liabilities	17,127	18,154
Pension liabilities	17,219	17,671
Other long-term liabilities	1,794	1,710
Total liabilities	161,985	139,599
Stockholders’ equity
Common stock	21	21
Additional paid-in capital	142,343	139,700
Accumulated other comprehensive loss	(6,285)	(3,939)
Accumulated deficit	(38,161)	(29,234)
Total stockholders’ equity	97,918	106,548
Total liabilities and stockholders’ equity	$259,903	$246,147

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Results

($ in thousands, except per share data)

The reconciliation of EBITDA and Adjusted EBITDA to net income is included above in the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).  Set forth below are reconciliations of Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Operating Expenses, Non-GAAP Operating Income (Loss), Non-GAAP Net Income (Loss) Attributable to DZS, and Non-GAAP Net Income (Loss) per Diluted Share Attributable to DZS to GAAP Cost of Revenue, Gross Profit, Operating Expenses, Operating Income (Loss), Net Income (Loss) Attributable to DZS, and Net Income (Loss) per Diluted Share Attributable to DZS respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures.

	Three Months Ended June 30, 2020
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$46,764	$23,768	$22,036	$1,732	$(156)	$(0.01)
Adjustments to GAAP amounts:
Depreciation and amortization	(466)	466	(827)	1,293	1,293	0.06
Stock-based compensation	(15)	15	(853)	868	868	0.04
Adjusted (Non-GAAP) amount	$46,283	$24,249	$20,356	$3,893	$2,005	$0.09

	Three Months Ended March 31, 2020
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$31,485	$15,995	$23,589	$(7,594)	$(8,771)	$(0.41)
Adjustments to GAAP amounts:
Depreciation and amortization	(472)	472	(784)	1,256	1,256	0.06
Stock-based compensation	(9)	9	(773)	782	782	0.04
Loss on debt extinguishment	-	-	-	-	1,369	0.06
Adjusted (Non-GAAP) amount	$31,004	$16,476	$22,032	$(5,556)	$(5,364)	$(0.25)

	Three Months Ended June 30, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$55,882	$27,782	$24,829	$2,953	$2,408	$0.13
Adjustments to GAAP amounts:
Depreciation and amortization	(594)	594	(756)	1,350	1,350	0.07
Stock-based compensation	(10)	10	(801)	811	811	0.05
Inventory step-up amortization	(201)	201	-	201	201	0.01
Adjusted (Non-GAAP) amount	$55,077	$28,587	$23,272	$5,315	$4,770	$0.26

	Six Months Ended June 30, 2020
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$78,249	$39,763	$45,625	$(5,862)	$(8,927)	$(0.42)
Adjustments to GAAP amounts:
Depreciation and amortization	(938)	938	(1,611)	2,549	2,549	0.12
Stock-based compensation	(24)	24	(1,626)	1,650	1,650	0.08
Loss on debt extinguishment	-	-	-	-	1,369	0.06
Adjusted (Non-GAAP) amount	$77,287	$40,725	$42,388	$(1,663)	$(3,359)	$(0.16)

	Six Months Ended June 30, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZS	Net Income (Loss) per Diluted Share Attributable to DZS
GAAP amount	$105,101	$52,652	$50,524	$2,128	$770	$0.04
Adjustments to GAAP amounts:
Depreciation and amortization	(1,111)	1,111	(1,656)	2,767	2,767	0.16
Stock-based compensation	(20)	20	(1,616)	1,636	1,636	0.09
Merger and acquisition costs	-	-	(337)	337	337	0.02
Inventory step-up amortization	(402)	402	-	402	402	0.02
Bargain purchase gain on acquisition	-	-	-	-	(334)	(0.02)
Adjusted (Non-GAAP) amount	$103,568	$54,185	$46,915	$7,270	$5,578	$0.31

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Guidance

($ in millions, except percentages)

The reconciliation of Adjusted EBITDA, Adjusted Gross margin and Adjusted Operating expenses to Net income (loss), Gross margin and Operating expenses, respectively, which the Company considers to be the most directly comparable U.S. GAAP measures.

	Q3 2020
	Low	High
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$(4.6)	$(1.9)
Interest expense, net	0.4	0.4
Income tax expense	1.7	2.0
Depreciation and amortization	1.3	1.3
EBITDA	(1.2)	1.8
Stock-based compensation	0.7	0.7
Adjusted EBITDA	$(0.5)	$2.5

Reconciliation of Gross Margin to Adjusted Gross Margin:
Gross margin	31.2%	32.2%
COGS Depreciation and amortization	0.3%	0.3%
Adjusted Gross margin	31.5%	32.5%

Reconciliation of Operating Expenses to Adjusted Operating Expenses:
Operating expenses	$25.6	$24.6
Depreciation and amortization	0.9	0.9
Stock-based compensation	0.7	0.7
Adjusted Operating expenses	$24.0	$23.0